Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE Contacts: Robert W. Lewey, CFO & Treasurer Integrated Electrical Services, Inc. 713-860-1500 Ken Dennard / ksdennard@drg-l.com Karen Roan / kcroan@drg-l.com DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES
ANNOUNCES EXECUTIVE APPOINTMENT

HOUSTON — OCTOBER 5, 2011 — The Board of Directors of Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced the appointment of James M. Lindstrom as President and CEO, a role he has held in an interim capacity since June 2011.  Mr. Lindstrom was elected Chairman of IES in February 2011 and has served as a director of the Company since May 2010.

Integrated Electrical Services, Inc. and its subsidiaries provide electrical and communications services for the commercial, industrial and residential markets throughout the United States. IES is based in Houston, Texas.

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